Exhibit 10.34

RESTRICTED STOCK UNIT AWARD CERTIFICATE
(Performance- and Service-Based)
Non-transferable
GRANT TO

____________________________________________________
(the “Participant”)
by ScanSource, Inc. (the “Company”)

The Company hereby grants to Participant a performance-based and service-based Restricted Stock Unit (“RSU”) Award (the “Award”), which represents a contingent right to acquire shares of the Company’s common stock, no par value (the “Shares”). The Award is subject to the terms and conditions set forth in this Restricted Stock Unit Award Certificate (Performance- and Service-Based) (the “Award Certificate”), including Schedule A, which is attached hereto and expressly made a part of this Agreement, and the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), the terms of which are incorporated herein in their entirety.

Participant:	[Insert Participant Name]
Award Date: Performance Periods:	[Insert Award Date] July 1, 2014 to June 30, 2015 (“Year 1 Performance Period”)
July 1, 2015 to June 30, 2016 (“Year 2 Performance Period”)
July 1, 2016 to June 30, 2017 (“Year 3 Performance Period”) (each such period, a “Performance Period” and collectively, the “Performance Periods”)

The actual number of Shares, if any, subject to the Award that may be earned shall be determined based on the attainment of the performance goals specified in Schedule A, as determined by the Compensation Committee (“Committee”) following the end of the applicable Performance Period; provided, however, that no Shares shall vest and be distributable to the Participant unless the Participant is continuously employed by the Company from the Award Date until June 30, 2017 and the provisions of Section 1(d) of Schedule A are met, except as otherwise provided in Section 3 herein.

The aggregate target number of RSUs for all of the Year 1 Performance Period, Year 2 Performance Period and Year 3 Performance Period combined is [Insert Number] RSUs (the “Target RSUs”).
Number of Restricted Stock Units (“RSUs”):	One-third of the Target RSUs shall be eligible to be earned based on attainment of the performance goal applicable to the Year 1 Performance Period, subject to continued employment as provided herein.
One-third of the Target RSUs shall be eligible to be earned based on attainment of the performance goal applicable to the Year 2 Performance Period, subject to continued employment as provided herein.
One-third of the Target RSUs shall be eligible to be earned based on attainment of the performance goal applicable to the Year 3 Performance Period, subject to continued employment as provided herein.

IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be executed effective as of the Award Date.
SCANSOURCE, INC.

By:
Its:    Authorized Officer
Grant Date: (referred to herein as the “Award Date”):

AWARD CERTIFICATE TERMS AND CONDITIONS
1.Grant of Award. ScanSource, Inc. (the “Company”) hereby grants to the Participant named on Page 1 hereof (the “Participant”), subject to the restrictions and the other terms and conditions set forth in the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and in this Award Certificate, a performance- and service-based Restricted Stock Unit Award (the “Award”) for up to the number of Shares indicated on Schedule A, which is attached hereto and expressly made a part of this Award Certificate. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by the Company and that will be settled in shares of Stock if and only to the extent permitted under the Plan and this Award Certificate. Prior to issuance of any Shares upon vesting of the Award, the Award shall represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2.    Vesting and Earning of the Award. The number of Shares subject to the Award that may be earned during each Performance Period will be determined by the Committee following the end of each Performance Period, as provided in Schedule A; provided, however, that (except as otherwise provided in Section 3), the Award shall not vest, in whole or in part, and the Participant shall not be entitled to any of the Shares (that is, Shares subject to the Award shall remain subject to forfeiture), unless the Participant remains continuously employed by the Company from the Award Date until the completion of all Performance Periods (that is, June 30, 2017). The Committee has sole discretion to determine if and the extent to which the Award has vested. One Share of Stock will be issuable for each RSU that vests. RSUs that have vested are referred to herein as “Vested RSUs.” RSUs that have not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” The Unvested RSUs and Vested RSUs are collectively referred to herein as the “RSUs.” The Award will terminate and the Unvested RSUs will be subject to forfeiture upon termination of the Participant’s employment as set forth in Section 3.
3.    Effect of Termination; Forfeiture.
(a)    If the Participant’s employment with the Company terminates for any reason other than as set forth in Section 3(b) herein, then the Participant shall forfeit all of the Participant’s right, title and interest in the Award (and the underlying Shares), to the extent not vested and earned as of the date of the Participant’s termination of employment, and such Unvested RSUs shall revert to the Company (without the payment by the Company of any consideration for such Shares) immediately following the event of forfeiture.
(b)    Notwithstanding the provisions of Section 2, Schedule A and Section 3(a) herein, the Award shall be deemed earned and vested on the earliest to occur of the following:
(i)    Upon the termination of the Participant’s employment due to death or Disability, as follows: (A) with respect to any Performance Period(s) that have been completed on or before the date of the Participant’s death or Disability, the Award shall be deemed earned and payable based on actual performance for such

Performance Period(s); (B) with respect to any Performance Period that has not yet commenced as of the date of the Participant’s death or Disability or that has commenced but not yet been completed as of such date, the Award shall be deemed earned as if the goal(s) for such Performance Period(s) had been met at target. Any amounts payable as provided herein shall be paid as described in Section 5.
(ii)    Upon the termination of the Participant’s employment due to Retirement, as follows: (A) with respect to any Performance Period(s) that have been completed on or before the date of the Participant’s Retirement, the Award shall be deemed earned and payable based on actual performance; (B) with respect to any Performance Period that has commenced but not been completed as of the Participant’s termination due to Retirement (that is, a partial Performance Period), the Participant shall be paid a pro rata award based on the number of completed days in service during the Performance Period, based on actual performance; and (C) with respect to any Performance Period that has not yet commenced as of the date of the Participant’s termination due to Retirement, no portion of the Award shall be deemed earned or payable. Any amounts payable as provided herein shall be paid as described in Section 5.
(iii)    In the event of a Change in Control, as follows (with any amounts payable as provided herein being paid as described in Section 5):
(A)    To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, the Award shall be deemed vested, earned and payable (X) based on actual performance with respect to any Performance Period(s) that had been completed on or prior to the date of the Change in Control and (Y) based on attainment of the performance goal(s) at target with respect to any Performance Period(s) that have commenced but not been completed as of the date of the Change in Control or that have not yet commenced as of the date of the Change in Control.
(B)    Further, in the event that the Award is substituted, assumed or continued as provided in Section 3(b)(iii) herein, the Award will nonetheless become vested, earned and payable as provided herein if the employment or service of the Participant is terminated by the Company within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or one year after the effective date of a Change in Control if such termination of employment or service (X) is by the Company not for Cause or (Y) is by the Participant for Good Reason. In such event, the Award shall be deemed vested, earned and payable (X) based on actual performance with respect to any Performance Period(s) that had been completed on or prior to the date of the Change in Control and (Y) as if the performance goal(s) had been met at target with respect to any Performance Period(s) that have commenced but not been completed as of the date of the Change in Control or that have not yet commenced as of the date of the Change in Control.
(c)    For clarification, for the purposes of this Section 3, “Retirement,” “Cause” and “Good Reason” shall have the meaning given such terms in the Plan, and “Disability” shall have the meaning given such term in the Plan, except that the phrase “12 months” shall be replaced by the phrase “six months”.
4.    Restrictions; Forfeiture. In addition to other terms and conditions stated in the Plan or this Award Certificate, the Award and the underlying Shares are subject to the following restrictions. No right or interest of the Participant in the Award, to the extent restricted, may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate or shall be subject to any lien, obligation or liability of the Participant to any other party other than the Company or an Affiliate. Except as otherwise provided in the Plan, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Prior to vesting, the Shares subject to the Award may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Except as may be otherwise provided in the Plan or this Award Certificate, if the Participant’s employment with the Company terminates for any reason (whether by the Company or the Participant and whether voluntary or involuntary) other than as set forth in Section 3(b) herein, then the Participant shall forfeit all of the Participant’s right, title and interest in and to the Award and the Shares to the extent the Award (and corresponding Shares) were not vested as of the date the Participant’s Continuous Status as a Participant terminated. The restrictions imposed under this Section 4 shall apply to all Shares or other securities issued with respect to Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.
5.    Settlement of Award; Delivery of Shares. No certificate or certificates for the Shares shall be issued at the time of grant of the Award. A certificate or certificates for the Shares underlying the Award (or, in the case of uncertificated Shares, other written evidence of ownership in accordance with applicable laws) shall be issued in the name of the Participant (or his beneficiary) only in the event, and to the extent, that the Award has vested and been earned. Notwithstanding the foregoing, the following provisions shall apply: (a) except with respect to distributions following termination of employment (that is, a “separation of service” under Code Section 409A) due to death, Disability, Retirement or following a Change in Control, any Shares or other benefits payable pursuant to the Award shall, upon vesting of the Award, be distributed to the Participant (or his beneficiary) no later than the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; and (b) any distributions due to termination of employment as a result of death, Disability, Retirement or following a Change in Control shall be paid within 90 days following the date of termination and the Participant shall not have the right to designate the taxable year of the payment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”). Further, with respect to payments made as a result of a termination of employment under subpart (b) of the preceding sentence, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or his beneficiary), the payment will be treated as made within the 90-day time period specified herein if the payment is made during the first taxable year of the Participant in which the calculation of the amount of the payment is administratively practicable or otherwise in accordance with Code Section 409A. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is due to separation from service, then such distribution shall be subject to delay as provided in Section 18.22 of the Plan (or any successor provision thereto).
6.    Voting and Dividend Rights. The Participant shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and only to the extent that) the Award has vested and certificates for such Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).
7.     No Right of Continued Employment or to Future Awards. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate. The grant of the Award does not create any obligation to grant further awards.
8.    Tax Matters. The Participant will, no later than the date as of which any amount related to the Shares first becomes includable in the Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act (FICA) taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from this Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares (or other benefit) subject to the Award and that the Participant has been advised that he should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and this Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
9.    Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). This Award Certificate, including Schedule A attached hereto, sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. This Award Certificate may be amended as provided in the Plan.
10.    Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.
11.    Severability. If any one or more of the provisions contained in this Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
12.    Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.
13.    Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Participant’s rights with respect to the Award may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company.
14.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of the Company’s Stock Ownership and Retention Policy, Compensation Recovery Policy and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

SCHEDULE A
SCANSOURCE, INC.
2013 LONG-TERM INCENTIVE PLAN
Restricted Stock Unit Award Certificate
(Performance-and Service-Based)
This Schedule A sets forth the performance goals for the performance-based and service-based Restricted Stock Unit Award (the “Award”) under the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), evidenced by the Restricted Stock Unit Award Certificate (Performance-and Service-Based) (the “Award Certificate”) to which it is attached. Capitalized terms not expressly defined in this Schedule A but defined in the Plan or the Award Certificate shall have the same definitions as in the Plan and/or the Award Certificate, as applicable.
1.    Target RSUs; Vesting Terms: The aggregate target number of RSUs for the Year 1 Performance Period, Year 2 Performance Period and Year 3 Performance Period combined is: [Insert Number] RSUs (the “Target RSUs”). The Award is subject to both continued service and performance requirements as follows:
(a)    First tranche: One third of the Target RSUs subject to the Award shall vest and be earned if (i) Operating Income (“OI”) meets the Target OI (as defined below) set by the Committee for the Year 1 Performance Period, and (ii) the Participant is employed by the Company on June 30, 2017 and has been an employee continuously since the Award Date. If both the performance condition described in Section 1(a)(i) and the service condition described in Section 1(a)(ii) herein are not met, then none of the Shares subject to the first tranche of the Award shall vest; that is, both conditions must be met in order for any of such Shares to vest.
(b)    Second tranche: One third of the Target RSUs subject to the Award shall vest and be earned if (i) Operating Income meets the Target OI set by the Committee for the Year 2 Performance Period, and (ii) the Participant is employed by the Company on June 30, 2017 and has been an employee continuously since the Award Date. If both the performance condition described in Section 1(b)(i) and the service condition described in Section 1(b)(ii) are not met, then none of the Shares subject to the second tranche of the Award shall vest; that is, both conditions must be met in order for any of such Shares to vest.
(c)    Third tranche: One third of the Target RSUs subject to the Award shall vest and be earned if (i) Operating Income meets the Target OI set by the Committee for the Year 3 Performance Period, and (ii) the Participant is employed by the Company on June 30, 2017 and has been an employee continuously since the Award Date. If both the performance condition described in Section 1(c)(i) and the service condition described in Section 1(c)(ii) are not met, then none of the Shares subject to the third tranche of the Award shall vest; that is, both conditions must be met in order for any of such Shares to vest.
(d)    Notwithstanding the foregoing, the Award shall not be deemed payable, in whole or in part, until both of the following events have occurred: (A) the completion of the Company’s audited financial statements for the fiscal year ending June 30, 2017 and (B) the Committee’s written certification regarding if and to the extent the applicable performance goals have been met.
2.    Applicable Performance Goal: The actual number of RSUs, if any, that shall be earned is based on the level of attainment of the following performance goal: OI, which, for the purposes herein, shall mean the amount reflected for the line item identified as Operating Income on the Company’s audited consolidated financial statements for each respective fiscal year which serves as a Performance Period. For the purposes herein, “Target OI” shall mean the target Operating Income as set by the Compensation Committee, which shall be within 90 days of the beginning of each Performance Period. The Company’s calculation of OI and Target OI shall be conclusive and binding absent fraud or manifest and material error.
3.    Determination of Number of Shares Earned; Additional Terms: Notwithstanding the provisions of Sections 1(a)-(c), above, for each applicable Performance Period, the total number of RSUs that may be eligible to be earned under the Award is between 0% and 200% of the Target RSUs for that Performance Period based on attainment of the OI performance goal. If the OI performance goal is below the threshold, no RSUs are earned for that Performance Period. If the performance goal is at threshold (80% of Target OI), 50% of the RSUs are earned for that Performance Period; if the performance goal is at target (100% of Target OI), 100% of the RSUs are earned for that Performance Period; and if the performance goal is at or above the maximum (115% of Target OI), 200% of the RSUs are earned for that year, subject in all cases, to the Participant’s continued employment from the Award Date until June 30, 2017. As further clarification, (i) the RSUs deemed earned for OI results between (A) threshold and target and (B) target and maximum will be calculated using interpolation; and (ii) any RSUs that are not earned during a Performance Period cannot be earned in another Performance Period (that is, the RSUs cannot be “made up” based on performance during other Performance Periods). Any RSUs that vest shall be settled in accordance with Section 5 of the Award Certificate.

2013 Plan RSU Agreement (Performance- and Service-Based) (2014)

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